REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM




To the Shareholders and
Board of Trustees of
Investment Managers Series Trust
Milwaukee, Wisconsin 53212


In planning and performing our audit
of the financial statements of
Riverbridge Growth Fund  the  Fund  ,
a series of Investment Managers Series
Trust, as of and for the year ended
November 30, 2014, in accordance with
the standards of the Public Company
Accounting Oversight Board United States , we considered their internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Fund s internal control over financial reporting.
Accordingly, we express no such opinion.

The management of the Fund is responsible
for establishing and maintaining effective
internal control over financial reporting.
In fulfilling this responsibility, estimates
and judgments by management are required
to assess the expected benefits and related
costs of controls.   A company s internal
control over financial reporting is a
process designed to provide reasonable
assurance regarding the reliability of
financial reporting and the preparation of
financial statements for external purposes
in accordance with generally accepted
accounting principles.   A company s
internal control over financial reporting includes those policies and procedures that 1 pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company
2  provide reasonable assurance that
transactions are recorded as necessary
to permit preparation of financial
statements in accordance with generally
accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company and 3 provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company s assets that could have a material effect on the financial statements.

Because of inherent limitations, internal
control over financial reporting may not
prevent or detect misstatements.   Also,
projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over
financial reporting exists when
the design or operation of a control does
not allow management or
employees, in the normal course of
performing their assigned
functions, to prevent or detect
misstatements on a timely basis.   A
material weakness is a deficiency, or
combination of deficiencies, in
internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company s annual or interim financial statements will not be prevented or detected on a timely basis.










Our consideration of the Fund s internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the
Public Company Accounting Oversight
Board  United States .
However, we noted no deficiencies in
the Fund s internal control
over financial reporting and its operation, including controls for safeguarding securities, which we consider to be material weaknesses, as defined above, as of November 30, 2014.

This report is intended solely for
the information and use of
management, Shareholders and Board of
Trustees of Investment
Managers Series Trust and the Securities and Exchange Commission, and is not intended to be and should not be used by anyone other than these specified parties.





TAIT, WELLER &  BAKER LLP

Philadelphia, Pennsylvania
January 28, 2015